UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2014

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 23, 2014, SPX Corporation (the “Company”) announced that it had received, pursuant to its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of its outstanding 7 5/8% Notes due 2014 (the “2014 Notes”), the requisite consents to adopt proposed amendments (the “Proposed Amendments”) to the indenture governing the 2014 Notes (the “2014 Indenture”) that would eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2014 Notes when due), eliminate certain events of default, and reduce the minimum redemption notice period from 30 days to three business days.  The Tender Offer will expire at 11:59 p.m., New York City time, on February 5, 2014 unless extended or earlier terminated by the Company.

As of 5:00 p.m. New York City time on January 22, 2014, holders of $340.26 million aggregate principal amount of 2014 Notes, representing 68.05% of the outstanding 2014 Notes, had validly tendered and not withdrawn their 2014 Notes and submitted and not rescinded related consents.  As a result, the requisite number of consents have been received with respect to the Consent Solicitation.

On January 23, 2014, the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee, executed the Second Supplemental Indenture (the “2014 Second Supplemental Indenture”) to the 2014 Indenture implementing the Proposed Amendments.  A copy of the 2014 Second Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 8.01.                                        Other Events

On January 23, 2014, the Company, Flash Technology, LLC, SPX Heat Transfer LLC, SPX Flow Technology Systems, Inc. and SPX Holding Inc. (collectively, the “Additional 2014 Guarantors) and U.S. Bank National Association, as trustee, executed the First Supplemental Indenture (the “2014 First Supplemental Indenture”) to the 2014 Indenture, pursuant to which the Additional 2014 Guarantors were added as subsidiary guarantors under the 2014 Indenture.  A copy of the 2014 First Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On January 23, 2014, the Company, Flash Technology, LLC and SPX Holding Inc. (collectively, the “Additional 2017 Guarantors) and U.S. Bank National Association, as trustee, executed the First Supplemental Indenture (the “2017 First Supplemental Indenture”) to the Indenture dated as of August 16, 2010 (the “2017 Indenture”), pursuant to which the Additional 2017 Guarantors were added as subsidiary guarantors under the 2017 Indenture. A copy of the 2017 First Supplemental Indenture is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

On January 23, 2014, the Company issued a press release announcing its receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Exhibit
4.1

First Supplemental Indenture dated as of January 23, 2014, among the Company, the Additional Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of December 13, 2007.

4.2

Second Supplemental Indenture dated as of January 23, 2014, among the Company, the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of December 13, 2007.

4.3

First Supplemental Indenture dated as of January 23, 2014, among the Company, the Additional Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of August 16, 2010.

99.1	Press Release dated January 23, 2014 announcing the receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: January 24, 2014	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Exhibit
4.1

First Supplemental Indenture dated as of January 23, 2014, among the Company, the Additional Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of December 13, 2007.

4.2

Second Supplemental Indenture dated as of January 23, 2014, among the Company, the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of December 13, 2007.

4.3

First Supplemental Indenture dated as of January 23, 2014, among the Company, the Additional Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, to the Indenture dated as of August 16, 2010.

99.1	Press Release dated January 23, 2014 announcing the receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.